Exhibit 99.1

Valero Energy Corporation Reports

Record Fourth Quarter Earnings

Represents Sixth Consecutive Quarter

 of Record Earnings

SAN ANTONIO, February 1, 2005 — Valero Energy Corporation (NYSE: VLO) today reported record net income of $488.5 million, or $1.76 per share, for the fourth quarter of 2004, which is well over three times the company’s prior record fourth quarter net income of $131.6 million, or $.50 per share, achieved last year.  Results for the fourth quarter include a $57.2 million pre-tax write-off of the company’s joint venture interest in the Clear Lake Methanol Plant.  Excluding this special item, net income for the fourth quarter of 2004 would have been $524.0 million, or $1.89 per share.  The company’s per share results for all periods reflect the effect of the two-for-one common stock split distributed on October 7, 2004.

For the year ended December 31, 2004, Valero’s net income was $1.8 billion, or $6.53 per share, which is nearly triple the net income of $621.5 million, or $2.55 per share, that Valero earned in 2003.  Excluding the special item described above, Valero’s net income for 2004 would have been $1.84 billion, or $6.66 per share.  The company’s debt-to-capitalization ratio, net of cash, was 30.7 percent as of December 31, 2004, compared to 40.3 percent as of December 31, 2003.

Fourth quarter operating income for the company’s refining segment was $884.1 million, compared to $300.2 million for the same period last year.  The dramatic increase was driven by record sour crude discounts, record distillate margins and record throughput levels, which were largely due to the acquisition of the Aruba refinery in March.  In particular, the increase in the sour crude discounts and sour crude throughput levels over the fourth quarter last year contributed more than $800 million in incremental operating income.

The company’s retail segment reported operating income of $52.4 million for the fourth quarter, compared to $43.2 million last year.  The increase was primarily due to strong retail fuel margins in the U.S. system caused by rapidly declining crude oil prices during the quarter.

“2004 was a record year for Valero in every respect,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer.  “Not only did we achieve record earnings, but we received record recognition for our commitment to our shareholders, our employees and our communities.  We were ranked number one by Forbes Magazine on their list of the 400 Best Big Companies, based on our 117 percent shareholder return as of November 30.  We were also named the third best large company to work for and ranked number 23 overall on Fortune Magazine’s list of the 100 Best Companies to Work For in America.  And, for the second time in our history, Valero received the United Way’s highest honor, the Spirit of America Award for community service.  I believe this demonstrates that financial success and a strong commitment to employees and the communities in which we have business operations are not only mutually achievable but are the keys to Valero’s ongoing success.

“Our fourth quarter results dramatically underscore the feedstock and complexity advantage Valero has over its peers.  Even though refined product margins declined from third quarter levels in every region, we had record earnings because of our substantial leverage to sour crude discounts.  During the quarter, we processed approximately 1.3 million barrels per day of sour feedstocks at an average discount to WTI of around $10 per barrel.  Our ability to process these lower cost feedstocks greatly enhanced our margins and allowed us to far exceed analysts’ estimates for the quarter.

“The great news is we are beginning 2005 with very wide sour crude discounts and we expect them to continue throughout 2005.  In the first quarter, the discount for Mars sour crude oil has averaged more than $7 per barrel while the Maya discount has averaged $16.75 per barrel.  In addition, discounts for our Arab Medium and Arab Heavy deliveries in January and February are already set and will average $9.80 per barrel and $12.45 per barrel, respectively.  At these levels, the discounts are nearly double where they were last year in the first quarter, so you can see why we are so optimistic about our earnings outlook for 2005.  As was the case in the fourth quarter, we do not believe that analyst estimates for the first quarter or the full year adequately reflect the earnings power Valero has from these wide discounts.

“With regard to refined product fundamentals, distillate margins remain at exceptional levels, supported by recent cold weather in the Northeast and refinery outages.  For the first quarter, the forward curve is indicating that the Gulf Coast heat crack will exceed $6.00 per barrel and the New York Harbor heat crack is trading around $8.00 per barrel.  By comparison, first quarter heat cracks last year only averaged $2.65 per barrel on the Gulf Coast and $4.00 per barrel in the New York Harbor.  The strength in distillate margins is also due to the continued strong demand and tight supplies of low sulfur diesel and jet fuel in most parts of the country.  Since low sulfur diesel and jet fuel production represent 75 percent of total distillates, they have a significant impact on distillate margins.

“Gasoline margins have continued to improve since the beginning of the year because of the growing impact of the industry turnaround activity and strong demand.  As we approach the summer driving season, we expect gasoline inventories to fall because of continued strong demand, limited conversion capacity and the seasonal switch from winter-grade gasoline to the more difficult to produce summer-grade gasoline.

“With great fundamentals in place for 2005, we believe that our earnings in 2005 should be even better than our record earnings in 2004, even if average refined product margins are lower than 2004.  In addition to our sour crude leverage, we will also have the Aruba refinery for the full first quarter as well as incremental earnings from our strategic capital projects.  The Aruba refinery alone should add about $100 million to operating income in the first quarter.  In addition, we expect the contribution from projects completed in 2004 and 2005, such as the new CCR reformer at the Quebec refinery, which came online late in 2004, and the St. Charles refinery cat cracker and alkylation unit expansion we will complete in the first quarter, to contribute around $175 million incrementally to operating income in 2005.

“Last year clearly demonstrated that we have entered a new era for our industry, with worldwide refining capacity tight and getting tighter.  And, with our industry-leading geographic diversity and superior leverage to sour crude discounts, we are firmly convinced that our stock continues to represent a tremendous value to investors,” said Greehey.

Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, February 1, to discuss this earnings release.  A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of approximately $55 billion.  The company owns and operates 15 refineries throughout the United States, Canada and the Caribbean. Valero’s refineries have a combined throughput capacity of approximately 2.5 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with more than 4,700 retail and wholesale branded outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Shamrock, Ultramar, Valero, and Beacon.  For more information, please visit www.valero.com.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements.  For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company’s website at http://www.valero.com.  These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules.  The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur or which the company becomes aware of after the date of this release, or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
STATEMENT OF INCOME DATA:
Operating Revenues (including $1,445.2, $920.3, $4,939.1 and $3,937.5, respectively, related to buy/sell arrangements) (1)	$15,390.2	$9,509.4	$54,618.6	$37,968.6

Costs and Expenses:
Cost of Sales (1)	13,537.0	8,423.6	47,797.3	33,587.1
Refining Operating Expenses	587.5	453.6	2,140.2	1,656.0
Retail Selling Expenses	186.1	174.7	704.7	693.6
General and Administrative Expenses	116.0	76.9	378.8	299.4
Depreciation and Amortization Expense	154.7	148.5	618.4	510.5
Total Costs and Expenses	14,581.3	9,277.3	51,639.4	36,746.6

Operating Income	808.9	232.1	2,979.2	1,222.0

Equity in Earnings of Valero L.P. (2)	9.5	9.4	38.5	29.8

Other Income (Expense), Net (3)	(52.3)	21.2	(47.9)	15.3

Interest and Debt Expense:
Incurred	(74.3)	(69.9)	(296.9)	(287.6)
Capitalized	10.2	10.0	37.2	26.3

Minority Interest in Net Income of Valero L.P. (2)	—	—	—	(2.4)

Distributions on Preferred Securities of Subsidiary Trusts	—	—	—	(16.8)

Income Before Income Tax Expense	702.0	202.8	2,710.1	986.6

Income Tax Expense	213.5	71.2	906.3	365.1

Net Income	488.5	131.6	1,803.8	621.5

Preferred Stock Dividends	3.1	3.0	12.5	4.3

Net Income Applicable to Common Stock	$485.4	$128.6	$1,791.3	$617.2

Earnings per Common Share (4)	$1.89	$0.53	$7.02	$2.69

Weighted Average Common Shares Outstanding (in millions) (4)	256.5	240.9	255.1	229.7

Earnings per Common Share - Assuming Dilution (4)	$1.76	$0.50	$6.53	$2.55

Weighted Average Common Equivalent Shares Outstanding (in millions) (4)	277.7	261.0	276.1	244.0

	December 31,
	2004	2003
BALANCE SHEET DATA:

Cash	$863.6	$369.2

Total Debt	$4,312.7	$4,245.1

Debt-to-Capitalization Ratio (net of cash) (5)	30.7%	40.3%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Operating Income (Loss) by Business Segment:
Refining	$884.1	$300.2	$3,225.0	$1,363.5
Retail:
U.S.	31.4	20.8	87.1	114.7
Northeast	21.0	22.4	87.9	97.0
Total Retail	52.4	43.2	175.0	211.7
Total Before Corporate	936.5	343.4	3,400.0	1,575.2
Corporate	(127.6)	(111.3)	(420.8)	(353.2)
Total	$808.9	$232.1	$2,979.2	$1,222.0

Depreciation and Amortization by Business Segment:
Refining	$127.2	$108.6	$518.6	$417.1
Retail:
U.S.	11.0	3.1	37.0	22.6
Northeast	4.9	2.4	20.8	17.0
Total Retail	15.9	5.5	57.8	39.6
Total Before Corporate	143.1	114.1	576.4	456.7
Corporate	11.6	34.4	42.0	53.8
Total	$154.7	$148.5	$618.4	$510.5

Earnings Before Interest, Taxes, Depreciation and Amortization (6)	$920.8	$409.3	$3,588.2	$1,754.6

Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	2,233	1,962	2,162	1,835
Throughput Margin per Barrel	$7.78	$4.78	$7.44	$5.13

Operating Costs per Barrel:
Refining Operating Expenses	$2.86	$2.51	$2.70	$2.47
Depreciation and Amortization	0.62	0.60	0.66	0.63
Total Operating Costs per Barrel	$3.48	$3.11	$3.36	$3.10

Charges:
Crude Oils:
Sour	51%	45%	49%	44%
High-Acid Sweet	3	4	4	5
Sweet	23	29	25	30
Total Crude Oils	77	78	78	79
Residual Fuel Oil	7	5	6	5
Other Feedstocks and Blendstocks	16	17	16	16
Total Charges	100%	100%	100%	100%

Yields:
Gasolines and Blendstocks	46%	53%	48%	54%
Distillates	31	29	30	28
Petrochemicals	3	4	3	3
Lubes, Asphalts and No. 6 Oil	7	7	7	8
Other Products	13	7	12	7
Total Yields	100%	100%	100%	100%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Refining Operating Highlights by Region: (7)
Gulf Coast: (8)
Operating Income	$638.8	$102.3	$1,975.9	$426.2

Throughput Volumes (Mbbls per Day)	1,297	982	1,213	867

Throughput Margin per Barrel	$8.46	$4.36	$7.69	$4.62

Operating Costs per Barrel:
Refining Operating Expenses	$2.64	$2.64	$2.65	$2.64
Depreciation and Amortization	0.47	0.58	0.59	0.63
Total Operating Costs per Barrel	$3.11	$3.22	$3.24	$3.27

Mid-Continent:
Operating Income	$16.4	$24.0	$228.5	$184.8

Throughput Volumes (Mbbls per Day)	287	280	291	276

Throughput Margin per Barrel	$4.33	$3.78	$5.50	$4.70

Operating Costs per Barrel:
Refining Operating Expenses	$3.06	$2.33	$2.75	$2.35
Depreciation and Amortization	0.65	0.52	0.60	0.52
Total Operating Costs per Barrel	$3.71	$2.85	$3.35	$2.87

Northeast:
Operating Income	$144.2	$96.5	$502.2	$418.7

Throughput Volumes (Mbbls per Day)	391	386	380	375

Throughput Margin per Barrel	$7.10	$4.90	$6.22	$5.17

Operating Costs per Barrel:
Refining Operating Expenses	$2.41	$1.66	$2.01	$1.60
Depreciation and Amortization	0.68	0.52	0.60	0.51
Total Operating Costs per Barrel	$3.09	$2.18	$2.61	$2.11

West Coast:
Operating Income	$84.7	$77.4	$518.4	$333.8

Throughput Volumes (Mbbls per Day)	258	314	278	317

Throughput Margin per Barrel	$9.25	$6.83	$10.02	$6.86

Operating Costs per Barrel:
Refining Operating Expenses	$4.43	$3.31	$3.86	$3.14
Depreciation and Amortization	1.24	0.84	1.06	0.83
Total Operating Costs per Barrel	$5.67	$4.15	$4.92	$3.97

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Retail - U.S.:
Company - Operated Fuel Sites (Average)	1,069	1,153	1,106	1,201
Fuel Volumes (Gallons per Day per Site)	4,592	4,560	4,644	4,512
Fuel Margin per Gallon	$0.184	$0.129	$0.142	$0.148
Merchandise Sales	$219.6	$225.4	$925.0	$938.5
Merchandise Margin (Percentage of Sales)	28.7%	28.7%	28.4%	28.1%
Margin on Miscellaneous Sales	$26.7	$22.1	$100.0	$89.5
Selling Expenses	$130.3	$125.4	$504.5	$507.7

Retail - Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,297	3,297	3,250	3,328
Fuel Margin per Gallon	$0.218	$0.207	$0.211	$0.209
Merchandise Sales	$37.7	$33.3	$140.2	$122.3
Merchandise Margin (Percentage of Sales)	23.2%	23.4%	23.8%	22.9%
Margin on Miscellaneous Sales	$6.8	$3.7	$24.0	$18.6
Selling Expenses	$55.8	$49.3	$200.2	$185.9

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$48.29	$31.17	$41.42	$31.11
WTI Less Sour Crude Oil (9)	$7.63	$3.24	$5.31	$3.39
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$5.68	$1.72	$2.53	$1.47
WTI less Maya Crude Oil	$15.99	$6.83	$11.43	$6.87

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$2.51	$4.04	$7.73	$5.50
No. 2 Fuel Oil Less WTI	$7.23	$3.10	$3.98	$2.76
Propylene Less WTI	$15.91	$(2.34)	$9.80	$1.17
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$3.49	$5.45	$8.59	$7.44
Low-Sulfur Diesel Less WTI	$9.59	$5.11	$6.95	$5.16
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$3.74	$5.62	$8.15	$5.95
No. 2 Fuel Oil Less WTI	$9.72	$4.45	$5.44	$4.50
Lube Oils Less WTI	$25.51	$26.81	$23.83	$24.80
U.S. West Coast:
CARBOB 87 Gasoline Less ANS (10)	$16.24	$11.23	$19.39	$14.46
Low-Sulfur Diesel Less ANS	$17.21	$8.60	$15.48	$7.42

(1)          Valero Energy Corporation's buy/sell arrangements involve linked purchases and sales related to crude contracts to address location, quality or grade requirements.  Included in cost of sales are amounts which approximate the revenues resulting from these transactions.

(2)          On March 18, 2003, Valero Energy Corporation’s ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%.  As a result of this decrease in ownership of Valero L.P., combined with certain other partnership governance changes, Valero Energy Corporation ceased consolidating Valero L.P.  as of that date and began using the equity method to account for its investment in the partnership.

(3)          “Other income (expense), net “ for the three and twelve months ended December 31, 2004, includes a $57.2 million write-off of Valero’s remaining investment in the Clear Lake Methanol Joint Venture due to Valero’s decision in the fourth quarter of 2004 to enter into an  alternative methanol supply contract and therefore cease its participation in the joint venture in 2005.

(4)          Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three and twelve months ended December 31, 2003, have been restated to reflect the effect of a two-for-one split of Valero’s common stock which was distributed on October 7, 2004 to stockholders of record on September 23, 2004.

(5)          The following is a reconciliation of the debt-to-capitalization ratio.  This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	December 31,
	2004	2003
Debt:
Debt, including current maturities and capital lease obligations, per the balance sheet	$4,312.7	$4,245.1
Less: Cash and temporary cash investments	(863.6)	(369.2)
Total debt (net of cash)	3,449.1	3,875.9

Stockholders’ equity	7,798.0	5,735.2
Total capitalization	$11,247.1	$9,611.1

Debt-to-capitalization ratio (net of cash)	30.7%	40.3%

(6)          The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Pre-tax income	$702.0	$202.8	$2,710.1	$986.6
Depreciation and amortization expense	154.7	148.5	618.4	510.5
Interest and debt expense, net	64.1	59.9	259.7	261.3
Other amortizations	—	(1.9)	—	(3.8)
Total EBITDA	$920.8	$409.3	$3,588.2	$1,754.6

Valero Energy Corporation utilizes the financial measure of EBITDA, which is not defined under United States generally accepted accounting principles. Management uses this measure because it is a widely accepted financial indicator used by investors and  analysts to measure performance. EBITDA is not intended to represent cash flows or an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

(7)          The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery and Aruba Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery, and West Coast-Benicia Refinery and Wilmington Refinery.

(8)          The information presented for the twelve months ended December 31, 2004, includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation.  Throughput volumes for the Gulf Coast region for the twelve months ended December 31, 2004 are based on a 366-day period, which results in 183 Mbbls per day being included for Aruba.  Throughput volumes for Aruba for the 302 days of its operations during the twelve-month period averaged 221 Mbbls per day.

(9)          The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(10)    For periods prior to October 31, 2003, the posted price included herein reflects the inclusion of  MTBE  as a blending component.  Prices for products meeting such specifications ceased to be available subsequent to October 31, 2003; therefore, posted prices for  comparable products meeting new specifications required in this region are now being provided.